Exhibit 99.1:
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            Transbotics Corporation Announces Director's Resignation

     CHARLOTTE, N.C.--(BUSINESS WIRE)--Nov. 27, 2007--Transbotics Corporation (OTCBB: TNSB) (www.transbotics.com) announces that Mr. Tommy Hessler has resigned as a director on the board effective November 21, 2007. The Board of Directors presently does not intend to announce Mr. Hessler's successor for a board seat. Mr. Hessler will be leaving the Company as Executive Vice-President in December 2007.

     For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company designs, integrates, manufactures, installs and supports automation solutions that efficiently move products and materials in the work place through technologies such as AGVs, robotics, conveyors, palletizers and related products.

     Transbotics provides flexible, automated transportation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

     This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.


     CONTACT: Transbotics Corporation
              Charlie Robison, CEO, 704-362-1115